Exhibit 99






                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the Annual Report for The Southern Company Employee Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Ellen N. Lindemann, Chairperson of The Southern Company Employee Saving Plan Committee, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



                                       /s/Ellen N. Lindemann
                                  Ellen N. Lindemann, Chairperson
                                   The Southern Company Employee
                                      Savings Plan Committee

Date:  June 26, 2003


A signed original of this written statement required by Section 906 has been provided to The Southern Company and will be retained by The Southern Company and furnished to the Securities and Exchange Commission or its staff upon request.